Exhibit 99.1
PRESS RELEASE

Beazer Homes Reports First Quarter Fiscal 2014 Results

ATLANTA, January 30, 2014 - Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced its financial results for the quarter ended December 31, 2013. Highlights for the quarter included a 310 basis point improvement in homebuilding gross margins, an 18.6% increase in average sales prices and adjusted EBITDA of $21.6 million, nearly triple the amount recorded a year ago.

“We continued to make year-over-year improvements in our key operational metrics during the quarter,” said Allan Merrill, CEO of Beazer Homes. “Higher sales per community, average sales prices and gross margins led us to improved adjusted EBITDA and kept us on track to achieve full year profitability for Fiscal 2014."

Summary results for the quarter ended December 31, 2013 are as follows:

Q1 Results from Continuing Operations (unless otherwise specified)

	Quarter Ended December 31,
	2013	2012	Change
New Home Orders	895	932	(4.0)%
Orders per month per community	2.2	2.1	4.8%
LTM orders per month per community	2.9	2.5	16.0%
Cancellation rates	21.8%	26.4%	-460 bps

Total Home Closings	1,038	1,038	—%
Average sales price from closings (in thousands)	$279.3	$235.5	18.6%
Homebuilding revenue (in millions)	$290.0	$244.4	18.6%
Homebuilding gross profit margin, excluding impairments and abandonments (I&A)	18.8%	14.7%	410 bps
Homebuilding gross profit margin, excluding I&A and interest amortized to cost of sales	21.2%	18.1%	310 bps

Loss from continuing operations before income taxes (in millions)	$(3.9)	$(19.2)	$15.3
Benefit from income taxes (in millions)	$—	$0.3	$(0.3)
Net loss from continuing operations (in millions)	$(3.9)	$(18.9)	$15.0
Basic Loss Per Share	$(0.16)	$(0.78)	$0.62
Inventory impairments (in millions)	$—	$(0.2)	$0.2
Net loss from continuing operations excluding inventory impairments (in millions)	$(3.9)	$(18.7)	$14.8
Land and land development spending (in millions)	$123.8	$90.0	$33.8
Total Company Adjusted EBITDA (in millions)	$21.6	$7.7	$13.9

As of December 31, 2013

•	Total cash and cash equivalents: $431.7 million, including unrestricted cash of approximately $382.6 million

•	Stockholders' equity: $235.6 million

•	Total backlog from continuing operations: 1,750 homes with a sales value of $500.0 million, compared to 1,817 homes with a sales value of $478.3 million as of December 31, 2012

•	Land and lots controlled: 28,978 lots (79.0% owned), an increase of 15.4% from December 31, 2012

Conference Call

The Company will hold a conference call on January 31, 2014 at 11:00 am ET to discuss these results. Interested parties may listen to the conference call and view the Company's slide presentation over the Internet by visiting the “Investor Relations” section of the Company's website at www.beazer.com. To access the conference call by telephone, listeners should dial 800-619-8639 (for international callers, dial 312-470-7002). To be admitted to the call, verbally supply the passcode "BZH". A replay of the call will be available shortly after the conclusion of the live call. To directly access the replay, dial 800-685-6061 or 203-369-3604 and enter the passcode “3740” (available until 9:30 pm ET on February 7, 2014), or visit www.beazer.com. A replay of the webcast will be available at www.beazer.com for at least 30 days.

Headquartered in Atlanta, Beazer Homes is one of the country's 10 largest single-family homebuilders. The Company's homes meet or exceed the benchmark for energy-efficient home construction as established by ENERGY STAR® and are designed with flexible floorplan options to meet the personal preferences and lifestyles of its buyers. In addition, the Company is committed to providing a range of preferred lender choices to facilitate transparent competition between lenders and enhanced customer service. The Company offers homes in 16 states, including Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas and Virginia. Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.” For more info visit Beazer.com, or check out Beazer on Facebook and Twitter.

This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) the availability and cost of land and the risks associated with the future value of our inventory such as additional asset impairment charges or writedowns; (ii) economic changes nationally or in local markets, including changes in consumer confidence, declines in employment levels, inflation and increases in the quantity and decreases in the price of new homes and resale homes in the market; (iii) the cyclical nature of the homebuilding industry and a potential deterioration in homebuilding industry conditions; (iv) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled; (v) shortages of or increased prices for labor, land or raw materials used in housing production; (vi) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (vii) our ability to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing; (viii) a substantial increase in mortgage interest rates, increased disruption in the availability of mortgage financing, a change in tax laws regarding the deductibility of mortgage interest, or an increased number of foreclosures; (ix) increased competition or delays in reacting to changing consumer preference in home design; (x) factors affecting margins such as decreased land values underlying land option agreements, increased land development costs on communities under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xi) estimates related to the potential recoverability of our deferred tax assets; (xii) potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations, or governmental policies and possible penalties for failure to comply with such laws, regulations and governmental policies; (xiii) the results of litigation or government proceedings and fulfillment of the obligations in the Deferred Prosecution Agreement and consent orders with governmental authorities and other settlement agreements; (xiv) the impact of construction defect and home warranty claims; (xv) the cost and availability of insurance and surety bonds; (xvi) the performance of our unconsolidated entities and our unconsolidated entity partners; (xvii) delays in land development or home construction resulting from adverse weather conditions; (xviii) the impact of information technology failures or data security breaches; (xix) effects of changes in accounting policies, standards, guidelines or principles; or (xx) terrorist acts, acts of war and other factors over which the Company has little or no control.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

CONTACT: Beazer Homes USA, Inc.
Carey Phelps
Director, Investor Relations & Corporate Communications
770-829-3700
investor.relations@beazer.com

-Tables Follow-

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per share data)

	Three Months Ended
	December 31,
	2013	2012
Total revenue	$293,170	$246,902
Home construction and land sales expenses	238,469	210,614
Inventory impairments and option contract abandonments	31	204
Gross profit	54,670	36,084
Commissions	11,821	10,642
General and administrative expenses	28,410	26,328
Depreciation and amortization	2,907	2,715
Operating income (loss)	11,532	(3,601)
Equity in income of unconsolidated entities	319	36
Other expense, net	(15,757)	(15,627)
Loss from continuing operations before income taxes	(3,906)	(19,192)
Provision for (benefit from) income taxes	42	(253)
Loss from continuing operations	(3,948)	(18,939)
Loss from discontinued operations, net of tax	(1,190)	(1,449)
Net loss	$(5,138)	$(20,388)
Weighted average number of shares:
Basic and Diluted	25,009	24,294
Basic and Diluted loss per share:
Continuing Operations	$(0.16)	$(0.78)
Discontinued Operations	$(0.05)	$(0.06)
Total	$(0.21)	$(0.84)

	Three Months Ended
	December 31,
	2013	2012
Capitalized interest in inventory, beginning of period	$52,562	$38,190
Interest incurred	32,441	28,418
Interest expense not qualified for capitalization and included as other expense	(16,032)	(16,211)
Capitalized interest amortized to house construction and land sales expenses	(7,135)	(8,475)
Capitalized interest in inventory, end of period	$61,836	$41,922

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, except share and per share data)

	December 31, 2013	September 30, 2013
ASSETS
Cash and cash equivalents	$382,560	$504,459
Restricted cash	49,155	48,978
Accounts receivable (net of allowance of $1,495 and $1,651, respectively)	21,074	22,342
Income tax receivable	2,813	2,813
Inventory
Owned inventory	1,374,987	1,304,694
Land not owned under option agreements	7,751	9,124
Total inventory	1,382,738	1,313,818
Investments in unconsolidated entities	47,424	44,997
Deferred tax assets, net	5,333	5,253
Property, plant and equipment, net	17,437	17,000
Other assets	24,299	27,129
Total assets	$1,932,833	$1,986,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$60,505	$83,800
Other liabilities	117,318	145,623
Obligations related to land not owned under option agreements	3,147	4,633
Total debt (net of discounts of $4,970 and $5,160 respectively)	1,516,255	1,512,183
Total liabilities	$1,697,225	$1,746,239

Stockholders’ equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	$—	$—
Common stock (par value $0.001 per share, 63,000,000 shares authorized, 25,358,835 and 25,245,945 issued and outstanding, respectively)	25	25
Paid-in capital	846,361	846,165
Accumulated deficit	(610,778)	(605,640)
Total stockholders’ equity	235,608	240,550
Total liabilities and stockholders’ equity	$1,932,833	$1,986,789

Inventory Breakdown
Homes under construction	$260,359	$262,476
Development projects in progress	611,736	578,453
Land held for future development	338,512	341,986
Land held for sale	59,924	31,331
Capitalized interest	61,836	52,562
Model homes	42,620	37,886
Land not owned under option agreements	7,751	9,124
Total inventory	$1,382,738	$1,313,818

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA – CONTINUING OPERATIONS
($ in thousands, except otherwise noted)

	Quarter Ended December 31,
SELECTED OPERATING DATA	2013	2012
Closings:
West region	435	499
East region	338	353
Southeast region	265	186
Total closings	1,038	1,038

New orders, net of cancellations:
West region	351	424
East region	308	309
Southeast region	236	199
Total new orders	895	932

Backlog units at end of period:
West region	654	764
East region	631	703
Southeast region	465	350
Total backlog units	1,750	1,817

Dollar value of backlog at end of period (in millions)	$500.0	$478.3

Homebuilding Revenue:
West region	$120,212	$109,753
East region	106,879	96,464
Southeast region	62,867	38,208
Total homebuilding revenue	$289,958	$244,425

	Quarter Ended December 31,
SUPPLEMENTAL FINANCIAL DATA	2013	2012
Revenues:
Homebuilding	$289,958	$244,425
Land sales and other	3,212	2,477
Total	$293,170	$246,902

Gross profit:
Homebuilding	$54,450	$35,630
Land sales and other	220	454
Total	$54,670	$36,084

Reconciliation of homebuilding gross profit before impairments and abandonments and interest amortized to cost of sales and the related gross margins to homebuilding gross profit and gross margin, the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that this information assists investors in comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective level of impairments and level of debt.

	Quarter Ended December 31,
	2013		2012
Homebuilding gross profit	$54,450	18.8%	$35,630	14.6%
Inventory impairments and lot option abandonments (I&A)	31		204
Homebuilding gross profit before I&A	54,481	18.8%	35,834	14.7%
Interest amortized to cost of sales	7,135		8,475
Homebuilding gross profit before I&A and interest amortized to cost of sales	$61,616	21.2%	$44,309	18.1%
Reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, debt extinguishment, impairments and abandonments) to total company net loss (including discontinued operations), the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that Adjusted EBITDA assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective capitalization, tax position and level of impairments.

	Quarter Ended December 31,
	2013	2012
Net loss	$(5,138)	$(20,388)
Benefit from income taxes	52	(275)
Interest amortized to home construction and land sales expenses, capitalized interest impaired, and interest expense not qualified for capitalization	23,167	24,686
Depreciation and amortization and stock compensation amortization	3,516	3,499
Inventory impairments and option contract abandonments	31	221
Adjusted EBITDA	$21,628	$7,743